EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Members and Board of Partner of Gratus Capital Properties Fund III, LLC

We consent to the inclusion in the Form 1-A Regulation A Offering Statement Under the Securities Act of 1933 of our report dated June 4th, 2024, of the consolidated balance sheet and the related consolidated statements of operations, Members’ equity, and cashflows for the years ended December 31, 2023, and 2022.

/s/ Boladale Lawal

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

November 27, 2024